Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Reports Q2 FY19 Results

•	Delivers Revenue of $810 Million

•	Posts GAAP Diluted EPS of $1.23; Non-GAAP Diluted EPS of $1.47

•	Guides to Sequential Revenue and Earnings Growth in Q3 FY19

IRVINE, Calif., May 2, 2019 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high performance analog semiconductors connecting people, places and things, today reported second fiscal quarter results for the period ended March 29, 2019. Revenue for the second fiscal quarter was $810.4 million.
On a GAAP basis, operating income for the second fiscal quarter of 2019 was $237.6 million with diluted earnings per share of $1.23. On a non-GAAP basis, operating income was $276.1 million with non-GAAP diluted earnings per share of $1.47.
“Leveraging the strength of our business model and momentum across our high-growth broad markets and Internet of Things portfolio, Skyworks delivered another quarter of solid performance,” said Liam K. Griffin, president and chief executive officer of Skyworks. “At a higher level, our advanced connectivity solutions are enabling the critical wireless protocols that form the backbone of today’s mobile economy. From data center to cloud, media and entertainment, to e-commerce and ride-hailing services, our innovative technology is underpinning the newest generation of connected applications. As we transition to 5G, these connections become increasingly more important. Through our unique systems expertise, strategic partnerships and global scale, Skyworks is well positioned to address the technical challenges and complexity of 5G, capitalizing on a new era of unprecedented opportunity.”

Second Fiscal Quarter Business Highlights

•	Unveiled Sky5™ Ultra and Sky5™ LiTE for cellular applications

•	Powered Google’s Pixel with a suite of front-end solutions

•	Deployed SkyOne® and DRx technology for Samsung’s flagship Galaxy S10 smartphones

•	Secured 5G massive MIMO infrastructure wins with Ericsson and Nokia

•	Commenced volume production of ultra-compact mini circulators for 5G base stations

•	Captured sockets in the first commercially ready 5G indoor access point

•	Extended reach into aerospace and defense markets with introduction of C-band filters

•	Leveraged portfolio of analog SoCs across new high-fidelity gaming headsets and Samsung’s premium soundbars

•	Expanded automotive footprint with LTE devices supporting eCall, remote entry and in-cabin entertainment features

•	Launched Wi-Fi 6 engines at Aruba, Asus, Cisco and NetGear

•	Enabled long-range M2M communications in smart meters and city street lighting

•	Achieved Verizon certification for mobile IoT system-in-package deployments

•	Ramped connectivity modules and analog control ICs for Arlo’s industry-leading security systems

Third Fiscal Quarter 2019 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“For the June quarter, we expect sequential revenue and earnings growth driven by strategic wins and content gains in mobile, as well as traction across diverse customers, markets and applications,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, in the third fiscal quarter of 2019, we anticipate revenue to be between $815 and $835 million with non-GAAP diluted earnings per share of $1.50 at the midpoint of our revenue range. Looking ahead, we are well positioned to outperform with seasonal product ramps and 5G gaining further traction.”

Dividend Payment
Skyworks’ Board of Directors has declared a cash dividend of $0.38 per share of the Company's common stock, payable on June 11, 2019 to stockholders of record at the close of business on May 21, 2019.

Skyworks' Second Fiscal Quarter 2019 Conference Call
Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2019 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call (800) 230-1092 (domestic) or (612) 288-0329 (international), confirmation code: 466093.
Playback of the conference call will begin at 9:00 p.m. Eastern time on May 2, and end at 9:00 p.m. Eastern time on May 9. The replay will be available on Skyworks' website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 466093.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments and share repurchases). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, imposition of trade protection measures (e.g., tariffs or taxes), increased import/export restrictions and controls, and possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers' demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Net revenue	$810.4	$913.4	$1,782.4	$1,965.3
Cost of goods sold	410.2	454.7	897.0	969.8
Gross profit	400.2	458.7	885.4	995.5
Operating expenses:
Research and development	107.5	106.7	216.7	204.7
Selling, general and administrative	47.9	57.5	95.7	108.8
Amortization of intangibles	5.7	4.1	13.1	8.1
Restructuring and other charges	1.5	1.0	1.4	1.0
Total operating expenses	162.6	169.3	326.9	322.6
Operating income	237.6	289.4	558.5	672.9
Other income, net	3.7	2.9	6.6	5.0
Income before income taxes	241.3	292.3	565.1	677.9
Provision for income taxes	27.3	16.3	66.3	331.5
Net income	$214.0	$276.0	$498.8	$346.4

Earnings per share:
Basic	$1.23	$1.51	$2.85	$1.89
Diluted	$1.23	$1.50	$2.83	$1.87
Weighted average shares:
Basic	173.8	182.5	175.2	182.8
Diluted	174.6	184.3	176.1	184.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
GAAP gross profit	$400.2	$458.7	$885.4	$995.5
Share-based compensation expense [a]	3.3	4.2	6.9	8.3
Acquisition-related expenses [b]	—	—	1.9	—
Amortization of acquisition-related intangibles [c]	4.7	—	9.3	—
Litigation settlement, gains, losses and expenses [d]	2.5	—	2.5	—
Restructuring and other charges [e]	0.4	—	0.4	—
Non-GAAP gross profit	$411.1	$462.9	$906.4	$1,003.8
GAAP gross margin %	49.4%	50.2%	49.7%	50.7%
Non-GAAP gross margin %	50.7%	50.7%	50.9%	51.1%

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
GAAP operating income	$237.6	$289.4	$558.5	$672.9
Share-based compensation expense [a]	21.8	41.0	42.6	66.8
Acquisition-related expenses (benefit) [b]	1.5	(2.7)	3.6	(2.0)
Amortization of acquisition-related intangibles [c]	10.4	4.1	22.4	8.1
Litigation settlement, gains, losses and expenses [d]	3.0	—	3.7	—
Restructuring and other charges [e]	1.8	1.0	1.8	1.0
Deferred executive compensation (benefit) [f]	—	(1.7)	(0.1)	(1.7)
Non-GAAP operating income	$276.1	$331.1	$632.5	$745.1
GAAP operating margin %	29.3%	31.7%	31.3%	34.2%
Non-GAAP operating margin %	34.1%	36.3%	35.5%	37.9%

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
GAAP net income	$214.0	$276.0	$498.8	$346.4
Share-based compensation expense [a]	21.8	41.0	42.6	66.8
Acquisition-related expenses (benefit) [b]	1.5	(2.7)	3.6	(2.0)
Amortization of acquisition-related intangibles [c]	10.4	4.1	22.4	8.1
Litigation settlement, gains, losses and expenses [d]	3.0	—	3.7	—
Restructuring and other charges [e]	1.8	1.0	1.8	1.0
Deferred executive compensation (benefit) [f]	—	(1.7)	(0.1)	(1.7)
Tax adjustments [g]	4.1	(15.4)	8.4	255.2
Non-GAAP net income	$256.6	$302.3	$581.2	$673.8

	Three Months Ended		Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
GAAP net income per share, diluted	$1.23	$1.50	$2.83	$1.87
Share-based compensation expense [a]	0.12	0.22	0.24	0.36
Acquisition-related expenses (benefit) [b]	0.01	(0.02)	0.02	(0.01)
Amortization of acquisition-related intangibles [c]	0.06	0.02	0.13	0.04
Litigation settlement, gains, losses and expenses [d]	0.02	—	0.02	—

Restructuring and other charges [e]	0.01	0.01	0.01	0.01
Deferred executive compensation (benefit) [f]	—	(0.01)	—	(0.01)
Tax adjustments [g]	0.02	(0.08)	0.05	1.38
Non-GAAP net income per share, diluted	$1.47	$1.64	$3.30	$3.64

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, restructuring-related charges, certain deferred executive compensation and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, and restructuring-related charges. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, restructuring-related charges, and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, restructuring-related charges, certain deferred executive compensation, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, including deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Restructuring-Related Charges - these charges have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement, Gains, Losses and Expenses - because such gains, losses and expenses (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and/ or (5) can vary significantly in amount between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because that expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the third quarter of our 2019 fiscal year (“Q3 2019”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q3 2019 GAAP diluted earnings per share to a forward-looking estimate of Q3 2019 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q3 2019 (other than estimated share-based compensation expense of $0.10 to $0.15 per diluted share, certain tax items of $0.00 to $0.05 per diluted share and estimated amortization of intangibles of $0.05 to $0.07 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement, gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended March 29, 2019, approximately $3.3 million, $9.9 million and $8.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 29, 2019, approximately $6.9 million, $22.5 million and $13.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended March 30, 2018, approximately $4.2 million, $14.5 million and $22.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 30, 2018, approximately $8.3 million, $25.7 million and $32.8 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months and six months ended March 29, 2019, include a $1.5 million charge and a $1.7 million charge, respectively, to general and administrative expenses primarily associated with acquisitions completed or contemplated during the period. Included in these amounts for the six months ended March 29, 2019, is a $1.9 million charge to cost of goods sold related to the fair market value step-up associated with the sale of acquired inventory.
The acquisition-related expenses recognized during the three months and six months ended March 30, 2018, include a $2.8 million credit for fair value adjustments to contingent considerations partially offset by a $0.1 million charge and a $0.8 million charge, respectively, to general and administrative expenses, primarily associated with acquisitions completed or contemplated during the period.

[c]
During the three and six months ended March 29, 2019, the Company incurred $4.7 million and $9.3 million, respectively, in amortization of acquisition-related intangibles included in cost of goods sold and $5.8 million and $13.1 million, respectively, in amortization of acquisition-related intangibles included in selling, general and administrative expense.

During the three months and six months ended March 30, 2018, the Company incurred $4.1 million and $8.1 million, respectively, in amortization of acquisition-related intangibles included in selling, general and administrative expense.

[d]
During the three and six months ended March 29, 2019, the Company incurred $3.0 million and $4.2 million in non-recurring charges, respectively, related to losses on the sale or impairment of assets. During the six months ended March 29, 2019, these amounts include a $0.5 million gain related to a litigation settlement completed during the period.

[e]
During the three and six months ended March 29, 2019, the Company incurred a $1.8 million charge in employee severance costs primarily related to restructuring plans that were implemented during the period.

During the three and six months ended March 30, 2018, the Company recognized a $1.0 million charge to revise an estimate related to a leased facility included in a previously announced restructuring plan.

[f]	During the six months ended March 29, 2019, the Company recognized a $0.1 million benefit in deferred executive compensation expense.
During the three and six months ended March 30, 2018, the Company recognized a $1.7 million benefit for a change in the estimated expense related to an executive agreement.

[g]
During the three and six months ended March 29, 2019, these amounts primarily represent the use of net operating loss and credit carryforwards, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

During the three and six months ended March 30, 2018, these amounts generally represent use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, non-cash expense (benefit) related to uncertain tax positions and a one-time benefit of $16.9 million related to a change in estimate to the previously recorded repatriation tax on foreign earnings. During the six months ended March 30, 2018, these amounts included a one-time charge of $240.9 million related to the mandatory deemed repatriation tax on foreign earnings and a one-time charge of $18.5 million related to the revaluation of deferred tax assets and liabilities related to tax reform.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 29, 2019	September 28, 2018
Assets
Cash, cash equivalents and marketable securities	$991.3	$1,050.2
Accounts receivable, net	543.8	655.8
Inventory	555.0	490.2
Property, plant and equipment, net	1,169.8	1,140.9
Goodwill and intangible assets, net	1,319.7	1,333.5
Other assets	185.9	158.3
Total assets	$4,765.5	$4,828.9

Liabilities and Equity
Accounts payable	$167.9	$229.9
Accrued and other liabilities	516.7	502.0
Stockholders’ equity	4,080.9	4,097.0
Total liabilities and equity	$4,765.5	$4,828.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(in millions)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Cash flow from operating activities
Net income	$214.0	$276.0	$498.8	$346.4
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	21.8	41.0	42.6	66.8
Depreciation	78.9	66.0	156.4	129.6
Amortization of intangible assets, including inventory step-up	13.1	5.6	28.6	11.1
Deferred income taxes	(29.4)	4.2	(27.6)	25.6
Other, net	(0.3)	—	0.8	—
Changes in operating assets:
Receivables, net	(19.4)	91.6	112.0	87.5
Inventory	(61.9)	(8.2)	(66.9)	26.3
Other current and long-term assets	(12.3)	(6.5)	(14.9)	(27.1)
Accounts payable	(1.7)	23.2	(23.9)	(82.2)
Other current and long-term liabilities	(10.7)	(58.7)	35.2	211.0
Net cash provided by operations	192.1	434.2	741.1	795.0
Cash flow from investing activities
Capital expenditures	(96.7)	(90.3)	(226.2)	(118.5)
Purchased intangibles	(12.9)	—	(12.9)	(6.0)
Purchases of marketable securities	(164.5)	—	(166.7)	—
Sales and maturities of marketable securities	6.0	—	309.2	—
Net cash used in investing activities	(268.1)	(90.3)	(96.6)	(124.5)
Cash flow from financing activities
Repurchase of common stock — payroll tax withholdings on equity awards	(1.6)	(1.8)	(21.0)	(46.5)
Repurchase of common stock — stock repurchase program	(141.5)	(111.7)	(425.5)	(284.2)
Dividends paid	(66.0)	(58.4)	(133.1)	(117.5)
Net proceeds from exercise of stock options	4.4	17.9	6.8	32.3
Proceeds from employee stock purchase plan	11.3	9.9	11.3	9.9
Net cash used in financing activities	(193.4)	(144.1)	(561.5)	(406.0)
Net increase (decrease) in cash and cash equivalents	(269.4)	199.8	83.0	264.5
Cash and cash equivalents at beginning of period	1,085.7	1,681.5	733.3	1,616.8
Cash and cash equivalents at end of period	$816.3	$1,881.3	$816.3	$1,881.3